UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 20, 2005 (December 13, 2005)

AMERICAN TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24248	87-0361799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13114 Evening Creek Drive South, San Diego, California	92128
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (858) 679-2114

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Amendment to Attornment Agreement

On December 13, 2005, we entered into an amendment to the attornment agreement dated as of August 1, 2005 between LBA Realty Fund-Holding Co. I, LLC and us, which attornment agreement governs the terms of the current sublease of our executive offices and research and development facilities in San Diego, California. The amendment is effective as of November 15, 2005. In August 2005, we were notified that our sublease was being terminated, and that we had the option to continue our occupancy as a direct tenant of LBA Realty Fund-Holding Co. through November 30, 2005, and continuing after such date on a month-to-month basis. Pursuant to an attornment agreement dated as of August 1, 2005, we elected to continue our occupancy pursuant to the sublease, as amended by the attornment agreement. The attornment agreement recognized the increase in the square footage to approximately 23,548 and corresponding cost under our sublease to approximately $28,257 and provided that the term of the sublease would expire on December 31, 2005, after which time it would convert to a month-to-month tenancy. The amendment to the attornment agreement extends the term of our sublease to January 31, 2006, at which time the sublease will terminate without provision for conversion to month-to-month tenancy. If we are not able to vacate our current space by January 31, 2006, the attornment agreement provides that rent payments will increase to $56,515, and we will also be liable for other costs of the landlord due to such holdover tenancy. All other terms of the sublease and the attornment agreement remain the same.

Sublease Agreement

On December 20, 2005, we entered into a sublease agreement with Anacomp, Inc., as sublandlord, to sublease approximately 23,698 rentable square feet of space located at 15378 Avenue of Science, San Diego, California 92118 for our principal executive offices. We will also be using such space for warehousing, product assembly, and research and development purposes.

The sublease is for a term commencing January 1, 2006 and expiring May 31, 2011. We have agreed to pay $29,622.50 per month (i.e., $1.25 per rentable square foot) during the term. In addition to the monthly base rental expense, we will be responsible for certain costs and charges specified in the sublease, including our proportionate share of the building operating expenses and real estate taxes.

In addition, the sublease provides that we have a right of first refusal on additional space in the building, which contains a total of 68,910 square feet including our premises. Anacomp will also provide a $10,000 tenant improvement allowance towards the completion of lobby improvements and a $50,000 letter of credit in our favor which we may draw upon to the extent necessary to offset any increase in our rent or relocation costs that we incur due to Anacomp's failure to maintain the lease with the master landlord for the building.

We have the right to terminate the sublease on or before December 27, 2005 in the event the master landlord fails to consent to the sublease by December 21, 2005.

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Employment of Karen Jordan as Chief Accounting Officer

On December 16, 2005, our board of directors approved the appointment of Ms. Jordan as our chief accounting officer. Ms. Jordan's employment is terminable at-will by us or by Ms. Jordan for any reason, with or without notice. Ms. Jordan's annual salary is $140,000, and she participates in bonus, benefit and other incentives at the discretion of the compensation committee of our board of directors. More information about Ms. Jordan is set forth in Item 5.02 below and is incorporated into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

Michael A. Russell, our former chief financial officer, resigned from his employment on December 16, 2005. Mr. Russell's resignation on December 16, 2005 constituted notice of termination of his employment arrangement with our company. Mr. Russell was employed under the terms of a letter agreement dated June 15, 2004. Mr. Russell's annual base salary at the time of resignation was $185,000, and he was entitled to an annual performance bonus of up to 25% of his base salary, as determined by the compensation committee. Mr. Russell's employment was terminable at-will by us or Mr. Russell for any reason, with or without notice. No bonus will be paid to Mr. Russell.

Item 2.02 Results of Operation and Financial Condition.

On December 15, 2005, we issued a press release announcing estimated results of operation for the fiscal year ended September 30, 2005. A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2. of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Director or Principal Officer; Appointment of Principal Officer.

Departure of Chief Financial Officer and Appointment of Interim Chief Financial Officer

On December 16, 2005, our board of directors appointed John R. Zavoli as our interim chief financial officer to replace Mr. Michael A. Russell, whose duties in that position ceased on December 16, 2005. Mr. Russell will continue as an employee of our company to assist with the completion of our company's audit for the fiscal year ended September 30, 2005. Mr. Zavoli is currently our president and chief operating officer. Mr. Zavoli, age 46, was appointed as president and chief operating officer on October 17, 2005, commencing November 1, 2005. Mr. Zavoli was appointed to our board of directors on June 14, 2005. Information on Mr. Zavoli's background and experience, and the terms of his employment with our company are described in a Form 8-K filed October 21, 2005. Mr. Zavoli's employment terms will not change as a result of this appointment.

Except as described above and in the Form 8-K filed October 21, 2005, there are no transactions between Mr. Zavoli and our company in which Mr. Zavoli has a direct or indirect material interest which we are required to report.

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Appointment of Chief Accounting Officer

On December 16, 2005, Karen Jordan was appointed as our chief accounting officer. Ms. Jordan, age 35, joined American Technology Corporation in November 2005 as director of finance. From July 2003 to November 2005, Ms. Jordan was a self-employed bankruptcy executive, managing the Estates of LCS Management, Inc. and LCS West, Inc. From January 2001 to July 2003, Ms. Jordan was corporate controller with LifeCare Solutions, Inc., a provider of integrated home healthcare products and services. From June 1996 to January 2001, Ms. Jordan held various positions with Quidel Corporation, a developer and manufacturer of diagnostic tests for detection of a variety of medical conditions and illnesses. At the time Ms. Jordan left Quidel Corporation, she held the position of assistant controller. Ms. Jordan is a Fellow Chartered Accountant in Ireland. Ms. Jordan received her Associate Chartered Accountant license from the Institute of Chartered Accountants in Ireland.

There were no arrangements or understandings between Ms. Jordan and any other person pursuant to which Ms. Jordan was selected as an executive officer. There are no family relationships between Ms. Jordan and any of our directors and executive officers. Except as described above in Item 1.01, there are no transactions between Ms. Jordan and American Technology Corporation in which Ms. Jordan has a direct or indirect material interest which we are required to report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.  Description
99.1   Press Release dated December 15, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TECHNOLOGY CORPORATION

Date: December 20, 2005	By:	/s/ John R. Zavoli

John R. Zavoli President and Chief Operating Officer and Interim Chief Financial Officer

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